Booz | Allen | Hamilton®

# BOOZ ALLEN HAMILTON ANNOUNCES SECOND QUARTER FISCAL 2021 RESULTS

**+ Company Delivers Excellent Second Quarter and First Half Performance With Continued Top and Bottom Line Growth**

**+ Narrows Full Year Top Line Guidance; Raises Guidance at the Bottom Line and on Adjusted EBITDA Margin on Revenue[1] and Cash From Operating Activities**

**+ Quarterly Revenue Increase of 11.0 percent over the Prior Year Period to $2.0 billion, and Revenue, Excluding Billable Expenses[1] Growth of 10.6 percent**

**+ Quarterly Diluted Earnings Per Share of $0.98 and Adjusted Diluted Earnings Per Share[1] of $1.03**

**+ 7.3 percent Increase in Total Backlog to $24.6 billion, a Record Since IPO; Book-to-Bill of 1.77x**

**+ Quarterly Dividend of $0.31 per Share**

"Our outstanding performance in the face of unprecedented challenges this year shows the strength and resilience of this firm as we approach the 10-year anniversary of our IPO. We have the right strategy, operational flexibility, culture, and talent to consistently deliver value to clients and investors. My hat's off to the people of Booz Allen. They continue to reach higher and higher, setting new standards for success."

— HORACIO ROZANSKI
President and Chief Executive Officer

McLean, Virginia; October 30, 2020 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the second quarter of fiscal 2021.

The Company delivered an excellent second quarter and first half, continuing its momentum during the COVID-19 pandemic with solid growth in Revenue and Revenue, Excluding Billable Expenses[1], strong margin performance, improved earnings and backlog growth. Additionally, a high level of staff productivity drove strong client delivery, and solid headcount growth continued through virtual recruiting.

The Company reported quarterly revenue growth of 11.0 percent and a 10.6 percent quarterly increase in Revenue, Excluding Billable Expenses[1]. Net Income increased by 19.0 percent to $136.1 million and Adjusted Net Income[1] increased by 25.0 percent to $143.5 million. Strong top-line growth contributed to a 19.2 percent quarterly increase in Adjusted EBITDA[1] to $228.4 million. Quarterly Adjusted EBITDA Margin on Revenue[1] was 11.3 percent. Diluted Earnings per Share was $0.98, up $0.18 or 22.5 percent, while Adjusted Diluted EPS[1] was $1.03, up $0.22 or 27.2 percent.

Total backlog increased by 7.3 percent over the prior year period to $24.6 billion, a record since the Company's IPO, and the quarterly book-to-bill ratio was 1.77x. As of September 30, 2020, total headcount increased by 257 positions since the end of the prior quarter and was 654 higher than at the end of the prior year period, an increase of 2.4 percent.

## FINANCIAL SUMMARY

***Second Quarter ended September 30, 2020*** - A summary of Booz Allen's results for the second quarter of fiscal 2021 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company's Earnings Call Presentation for the second quarter posted on *investors.boozallen.com.*

## SECOND QUARTER FY21

(changes are compared to prior year period)

| | |
|---|---|
| REVENUE: | |
| $2.02B | **+11.0 %** |
| EX. BILLABLE EXPENSES[1]: | |
| $1.42B | **+10.6 %** |
| OPERATING INCOME: | |
| $207.2M | **+20.5 %** |
| ADJ. OPERATING INCOME[1]: | |
| $207.4M | **+20.5 %** |
| NET INCOME: | |
| $136.1M | **+19.0 %** |
| ADJUSTED NET INCOME[1]: | |
| $143.5M | **+25.0 %** |
| EBITDA: | |
| $228.2M | **+19.1 %** |
| ADJUSTED EBITDA[1]: | |
| $228.4M | **+19.2 %** |
| DILUTED EPS: | |
| $0.98 | **up from $0.80** |
| ADJUSTED DILUTED EPS[1]: | |
| $1.03 | **up from $0.81** |

1

Net cash provided by operating activities for the second quarter fiscal 2021 was $425.6 million as compared to $215.7 million in the prior year period, a record quarterly result since the Company's IPO, and $566.0 million year-to-date as compared to $266.7 million in the prior year period. Free cash flow[1] for the second quarter was $407.6 million as compared to $183.1 million in the prior year period, and $527.9 million in the first half compared to $206.7 million in the prior year period.

The Company declared a regular quarterly dividend of 31 cents per share, which is payable on December 2, 2020 to stockholders of record on November 16, 2020.

## FINANCIAL OUTLOOK

For fiscal 2021, the Company is updating guidance issued July 31, 2020:

+ ***Revenue***: Growth in the 7 to 9 percent range

+ ***Adjusted EBITDA Margin on Revenue***[1]: Low to Mid-10 Percent Range

+ ***Adjusted Diluted EPS***[1]: $3.60 - $3.75

+ ***Cash from Operating Activities***: $600 million - $650 million

*This Adjusted Diluted EPS[1] estimate is based on fiscal 2021 estimated average diluted shares outstanding in the range of 136 million to 140 million shares, and assumes an effective tax rate in the range of 20 percent to 23 percent.*

## 3-YEAR INVESTMENT THESIS

The Company updated its goals for financial performance through Fiscal 2021 related to ADEPS[1] growth, Revenue growth and Adjusted EBITDA Margin[1]. For the three-year period from Fiscal Year 2018 through Fiscal Year 2021, the Investment Thesis is as follows:



**Unique Market Position** = **Strong Financial Returns From FY 18 through FY 21** + **Option Value**

**Unique Market Position**

*Investments in innovation, talent, and capabilities position us to help clients adopt current and new technologies

*First mover advantage enhanced by our ability to combine mission knowledge, consulting heritage and technical depth creating value for critical missions and top priorities

**Strong Financial Returns From FY 18 through FY 21**

~80% to 90% ADEPS[1] Growth
+
~2% Dividend Yield

Supported by:

7 - 9% Annual Revenue Growth

Low to mid-10% Adj. EBITDA Margin[1]

~$1.4B in Capital Deployment

**Option Value**

Continued investment in new business lines and solutions that will drive future growth

## CONFERENCE CALL INFORMATION

Booz Allen Hamilton will host a conference call at 8 a.m. EDT on Friday, October 30, 2020, to discuss the financial results for its second quarter fiscal 2021 (ended September 30, 2020). Analysts and institutional investors may participate on the call by dialing (877) 375-9141; International: (253) 237-1151, using the passcode 3758657. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton web site at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on October 30, 2020, and continuing for 30 days.

1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail.

## ABOUT BOOZ ALLEN HAMILTON

For more than 100 years, military government and business leaders have turned to Booz Allen Hamilton to solve their most complex problems. As a consulting firm with experts in analytics, digital, engineering and cyber, we help organizations transform. We are a key partner on some of the most innovative programs for governments worldwide and trusted by its most sensitive agencies. We work shoulder to shoulder with clients, using a mission-first approach to choose the right strategy and technology to help them realize their vision.

With global headquarters in McLean, Virginia, our firm employs about 27,600 people globally, and had revenue of $7.5 billion for the 12 months ended March 31, 2020. To learn more, visit www.boozallen.com. (NYSE: BAH)

## FIRST HALF FY21

(changes are compared to prior year period)

| | |
|---|---|
| REVENUE: | |
| $3.98B | +9.1 % |
| EX. BILLABLE EXPENSES[1]: | |
| $2.82B | +10.5 % |
| OPERATING INCOME: | |
| $399.1M | +13.7 % |
| ADJ. OPERATING INCOME[1]: | |
| $399.6M | +13.8 % |
| NET INCOME: | |
| $265.4M | +14.5 % |
| ADJUSTED NET INCOME[1]: | |
| $273.4M | +17.6 % |
| EBITDA: | |
| $440.9M | +12.8 % |
| ADJUSTED EBITDA[1]: | |
| $441.4M | +13.0 % |
| DILUTED EPS: | |
| $1.90 | up from $1.63 |
| ADJUSTED DILUTED EPS[1]: | |
| $1.97 | up from $1.65 |

2

## NON-GAAP FINANCIAL INFORMATION

“Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations.

“Adjusted Operating Income” represents operating income before: transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID-19 outbreak. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.

“Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID-19 outbreak. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.

“Adjusted Net Income” represents net income before: (i) supplemental employee benefits due to the COVID-19 outbreak, (ii) research and development tax credit, (iii) release of income tax reserves, (iv) loss on debt extinguishment and (v) amortization of debt issuance costs, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non recurring nature or because they result from an event of a similar nature.

“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with accounting principles generally accepted in the United States, or GAAP.

"Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software.

Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature.

These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items.

Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance

3

measurements may vary from and may not be measures. Consequently, any attempt to disclose such comparable to similarly titled measures by other reconciliation would imply a degree of precision that could companies in Booz Allen’s industry. Revenue, Excluding be confusing or misleading to investors. Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted FORWARD LOOKING STATEMENTS EBITDA Margin on Revenue, Excluding Billable Expenses, Certain statements contained in this press release and in Adjusted Net Income, Adjusted Diluted EPS, and Free Cash related comments by our management include “forward- Flow are not recognized measurements under GAAP and looking statements” within the meaning of the Private when analyzing Booz Allen’s performance or liquidity, as Securities Litigation Reform Act of 1995. Examples of applicable, investors should (i) evaluate each adjustment forward-looking statements include information concerning in our reconciliation of revenue to Revenue, Excluding Booz Allen’s preliminary financial results, financial outlook Billable Expenses, operating income to Adjusted and guidance, including forecasted revenue, Diluted EPS, Operating Income, net income to Adjusted EBITDA, and Adjusted Diluted EPS, future quarterly dividends, and Adjusted EBITDA Margin on Revenue, Adjusted EBITDA future improvements in operating margins, as well as any Margin on Revenue, Excluding Billable Expenses, Adjusted other statement that does not directly relate to any Net Income, and Adjusted Diluted Earnings per Share, and historical or current fact. In some cases, you can identify net cash provided by operating activities to Free Cash forward-looking statements by terminology such as “may,” Flow, (ii) use Revenue, Excluding Billable Expenses, “will,” “could,” “should,” “forecasts,” “expects,” “intends,” Adjusted Operating Income, Adjusted EBITDA, Adjusted “plans,” “anticipates,” “projects,” “outlook,” “believes,” EBITDA Margin on Revenue, Adjusted EBITDA Margin on “estimates,” “predicts,” “potential,” “continue,” Revenue, Excluding Billable Expenses, Adjusted Net “preliminary,” or the negative of these terms or other Income, and Adjusted Diluted EPS in addition to, and not comparable terminology. Although we believe that the as an alternative to revenue, operating income, net expectations reflected in the forward-looking statements income or diluted EPS as measures of operating results, are reasonable, we can give you no assurance these each as defined under GAAP, and (iii) use Free Cash Flow, expectations will prove to have been correct. These in addition to, and not as an alternative to, net cash forward-looking statements relate to future events or our provided by operating activities as a measure of liquidity, future financial performance and involve known and each as defined under GAAP. Exhibit 4 includes a unknown risks, uncertainties and other factors that may reconciliation of Revenue, Excluding Billable Expenses, cause our actual results, levels of activity, performance or Adjusted Operating Income, Adjusted EBITDA, Adjusted achievements to differ materially from any future results, EBITDA Margin on Revenue, Adjusted EBITDA Margin on levels of activity, performance or achievements expressed Revenue, Excluding Billable Expenses, Adjusted Net or implied by these forward-looking statements. These risks Income, Adjusted Diluted EPS, and Free Cash Flow to the and other factors include: most directly comparable financial measure calculated • any issue that compromises our relationships with the and presented in accordance with GAAP. U.S. government or damages our professional With respect to our expectations under “Financial reputation, including negative publicity concerning Outlook” above, a reconciliation of Adjusted Diluted EPS government contractors in general or us in particular; guidance to the closest corresponding GAAP measure is • changes in U.S. government spending, including a not available without unreasonable efforts on a forward- continuation of efforts by the U.S.government to looking basis due to our inability to predict our stock decrease spending for management support service price, equity grants and dividend declarations during the contracts, and mission priorities that shift expenditures course of fiscal 2021. Projecting future stock price, equity away from agencies or programs that we support or as grants and dividends to be declared would be necessary a result of the U.S. presidential election; to accurately calculate the difference between Adjusted • efforts by Congress and other U.S. government bodies Diluted EPS and GAAP EPS as a result of the effects of the to reduce U.S. government spending and address two-class method and related possible dilution used in the budgetary constraints, and the U.S. deficit, as well as calculation of EPS. Consequently, any attempt to disclose associated uncertainty around the timing, extent, such reconciliation would imply a degree of precision that nature, and effect of such efforts; could be confusing or misleading to investors. We expect • delayed funding of our contracts due to uncertainty the variability of the above charges to have an relating to funding of the U.S. government and a unpredictable, and potentially significant, impact on our possible failure of Congressional efforts to approve future GAAP financial results. such funding and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in In addition, management may discuss its expectation for excess of its current limits, or changes in the pattern or EBITDA margin for fiscal 2021 from time to time. A timing of government funding and spending; reconciliation of EBITDA margin guidance to the closest corresponding GAAP measure is not available without • U.S. government shutdowns as a result of the failure by unreasonable efforts on a forward-looking basis due to elected officials to fund the government; our inability to predict specific quantifications of the amounts that would be required to reconcile such 4

• failure to comply with numerous laws and • inherent uncertainties and potential adverse regulations, including, but not limited to, the Federal developments in legal or regulatory proceedings, Acquisition Regulation (“FAR”), the False Claims Act, including litigation, audits, reviews, and the Defense Federal Acquisition Regulation investigations, which may result in materially adverse Supplement and FAR Cost Accounting Standardsand judgments, settlements, withheld payments, Cost Principles; penalties, or other unfavorable outcomes including • the effects of the COVID-19 outbreak, and other debarment, as well as disputes over the availability of pandemics or widespread health epidemics, including insurance or indemnification; disruptions to our workforce and the impact on • failure to comply with special U.S. government laws government spending and demand for our solutions; and regulations relating to our international • our ability to compete effectively in the competitive operations; bidding process and delays or losses of contract • risks associated with increased competition, new awards caused by competitors’ protests of major relationships, clients, capabilities, and service contract awards received by us; offerings in our U.S. and international businesses; • variable purchasing patterns under U.S. government • risks related to changes to our operating structure, GSA schedules, blanket purchase agreements and capabilities, or strategy intended to address client indefinite deliver, indefinite quantity, or IDIQ need, grow our business or respond to market contracts; developments; • the loss of General Services Administration Multiple • the adoption by the U.S. government of new laws, Award schedule contracts, or GSA schedules, or our rules, and regulations, such as those relating to position as prime contractor on government-wide organizational conflicts of interest issues or limits; acquisition contract vehicles, or GWACs; • risks related to completed and future acquisitions, • changes in the mix of our contracts and our ability to including our ability to realize the expected benefits accurately estimate or otherwise recover expenses, from such acquisitions; time, and resources for our contracts; • the incurrence of additional tax liabilities, including as • changes in estimates used in recognizing revenue; a result of changes in tax laws or management • our ability to realize the full value of and replenish judgments involving complex tax matters; our backlog and generate revenue under certain of • risks inherent in the government contracting our contracts and the timing of our receipt of revenue environment; under contracts included in backlog; • continued efforts to change how the U.S. government • internal system or service failures and security reimburses compensation related costs and other breaches, including, but not limited to, those expenses or otherwise limit such reimbursements and resulting from external or internal cyber attacks on an increased risk of compensation being deemed our network and internal systems; unreasonable and unallowable or payments being • risks related to the potential implementation and withheld as a result of U.S. government audit, review, operation of new financial management systems; or investigation; • an inability to attract, train, or retain employees with • increased insourcing by various U.S. government the requisite skills and experience; agencies due to changes in the definition of • an inability to timely hire, assimilate and effectively “inherently governmental” work, including proposals utilize our employees, ensure that employees obtain to limit contractor access to sensitive or classified and maintain necessary security clearances and/or information and work assignments; effectively manage our cost structure; • the size of our addressable markets and the amount • the loss of members of senior management or failure of U.S. government spending on private contractors; to develop new leaders; • risks related to our indebtedness and credit facilities • misconduct or other improper activities from our which contain financial and operating covenants; and employees or subcontractors, including the improper • the impact of changes in accounting rules and use or release of our clients’ sensitive or classified regulations, or interpretations thereof, that may information; affect the way we recognize and report our financial • increased competition from other companies in our results, including changes in accounting rules industry; governing recognition of revenue. • failure to maintain strong relationships with other Additional information concerning these and other factors contractors or the failure of contractors with which can be found in our filings with the Securities and we have entered into a sub- or prime- contractor Exchange Commission (SEC), including our Annual Report relationship to meet their obligations to us or our on Form 10-K, filed with the SEC on May 26, 2020. All clients; forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or 5 5 otherwise.

Exhibit 1 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Operations Three Months Ended Six Months Ended September 30, September 30, (Amounts in thousands, except per share data) 2020 2019 2020 2019 (Unaudited) (Unaudited) Revenue $ 2,019,185 $ 1,819,577 $ 3,975,638 $ 3,644,753 Operating costs and expenses: Cost of revenue 942,597 843,942 1,891,499 1,684,596 Billable expenses 603,652 539,846 1,152,729 1,091,021 General and administrative expenses 244,700 244,122 490,555 478,402 Depreciation and amortization 21,015 19,632 41,747 39,653 Total operating costs and expenses 1,811,964 1,647,542 3,576,530 3,293,672 Operating income 207,221 172,035 399,108 351,081 Interest expense (19,787) (25,863) (40,022) (51,050) Other (expense) income, net (12,034) 2,005 (12,870) 3,976 Income before income taxes 175,400 148,177 346,216 304,007 Income tax expense 39,319 33,852 80,806 72,296 Net income $ 136,081 $ 114,325 $ 265,410 $ 231,711 Earnings per common share: Basic $ 0.98 $ 0.81 $ 1.91 $ 1.64 Diluted $ 0.98 $ 0.80 $ 1.90 $ 1.63 6 6

Exhibit 2 Booz Allen Hamilton Holding Corporation Condensed Consolidated Balance Sheets September 30, March 31, (Amounts in thousands, except share and per share data) 2020 2020 (Unaudited) Assets Current assets: Cash and cash equivalents $ 1,275,190 $ 741,901 Accounts receivable, net of allowance 1,467,581 1,459,471 Prepaid expenses and other current assets 68,272 126,816 Total current assets 2,811,043 2,328,188 Property and equipment, net of accumulated depreciation 201,784 208,077 Operating lease right-of-use assets 241,523 240,122 Intangible assets, net of accumulated amortization 303,769 300,987 Goodwill 1,581,160 1,581,160 Other long-term assets 145,619 135,432 Total assets 5,284,898 4,793,966 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 77,865 $ 177,865 Accounts payable and other accrued expenses 852,885 698,011 Accrued compensation and benefits 360,547 348,775 Operating lease liabilities 52,988 49,021 Other current liabilities 57,306 54,006 Total current liabilities 1,401,591 1,327,678 Long-term debt, net of current portion 2,315,739 2,007,979 Operating lease liabilities, net of current portion 266,236 270,266 Other long-term liabilities 329,375 331,687 Total liabilities 4,312,941 3,937,610 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 162,079,334 shares at September 30, 2020 and 161,333,973 shares at March 31, 2020; outstanding, 138,024,601 shares at September 30, 2020 and 138,719,921 shares at March 31, 2020 1,621 1,613 Treasury stock, at cost — 24,054,733 at September 30, 2020 and 22,614,052 shares at March 31, 2020 (1,003,650) (898,095) Additional paid-in capital 509,512 468,027 Retained earnings 1,508,206 1,330,812 Accumulated other comprehensive loss (43,732) (46,001) Total stockholders’ equity 971,957 856,356 Total liabilities and stockholders’ equity $ 5,284,898 $ 4,793,966 7 7

Exhibit 3 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Cash Flows Six Months Ended September 30, (Amounts in thousands) 2020 2019 (Unaudited) Cash flows from operating activities Net income $ 265,410 $ 231,711 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 41,747 39,653 Noncash lease expense 26,891 27,711 Stock-based compensation expense 25,632 15,808 Amortization of debt issuance costs 2,176 2,459 Loss on debt extinguishment 13,239 — Losses on dispositions 25 581 Changes in assets and liabilities: Accounts receivable, net of allowance (8,606) 9,253 Deferred income taxes and income taxes receivable / payable 51,846 (30,322) Prepaid expenses and other current assets (10,279) (16,696) Other long-term assets (3,664) (95) Accrued compensation and benefits 22,788 (28,805) Accounts payable and other accrued expenses 154,140 34,623 Other current liabilities 2,669 2,311 Operating lease liabilities (28,355) (24,529) Other long-term liabilities 10,365 3,016 Net cash provided by operating activities 566,024 266,679 Cash flows from investing activities Purchases of property, equipment, and software (38,084) (59,978) Net cash used in investing activities (38,084) (59,978) Cash flows from financing activities Proceeds from issuance of common stock 9,092 7,049 Stock option exercises 6,492 3,687 Repurchases of common stock (116,291) (14,658) Cash dividends paid (86,836) (64,848) Debt extinguishment costs (8,971) — Repayment of debt (488,933) (38,962) Proceeds from debt issuance 691,496 400,000 Other financing activities (700) (1,413) Net cash provided by financing activities 5,349 290,855 Net increase in cash and cash equivalents 533,289 497,556 Cash and cash equivalents — beginning of period 741,901 283,990 Cash and cash equivalents — end of period $ 1,275,190 $ 781,546 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 32,282 $ 44,965 Income taxes $ 24,451 $ 102,151 Supplemental disclosures of non-cash investing and financing activities Noncash financing activities $ 178 $ 2,110 8 8

## Exhibit 4 - Booz Allen Hamilton Holding Corporation
### Non-GAAP Financial Information

| (In thousands, except share and per share data) | Three Months Ended September 30, 2020 | Three Months Ended September 30, 2019 | Six Months Ended September 30, 2020 | Six Months Ended September 30, 2019 |
|---|---|---|---|---|
| | (Unaudited) | | (Unaudited) | |
| **Revenue, Excluding Billable Expenses** | | | | |
| Revenue | $ 2,019,185 | $ 1,819,577 | $ 3,975,638 | $ 3,644,753 |
| Billable expenses | 603,652 | 539,846 | 1,152,729 | 1,091,021 |
| Revenue, Excluding Billable Expenses | $ 1,415,533 | $ 1,279,731 | $ 2,822,909 | $ 2,553,732 |
| **Adjusted Operating Income** | | | | |
| Operating Income | $ 207,221 | $ 172,035 | $ 399,108 | $ 351,081 |
| COVID-19 supplemental employee benefits (a) | 167 | — | 509 | — |
| Adjusted Operating Income | $ 207,388 | $ 172,035 | $ 399,617 | $ 351,081 |
| **EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses** | | | | |
| Net income | $ 136,081 | $ 114,325 | $ 265,410 | $ 231,711 |
| Income tax expense | 39,319 | 33,852 | 80,806 | 72,296 |
| Interest and other, net (b) | 31,821 | 23,858 | 52,892 | 47,074 |
| Depreciation and amortization | 21,015 | 19,632 | 41,747 | 39,653 |
| EBITDA | $ 228,236 | $ 191,667 | $ 440,855 | $ 390,734 |
| COVID-19 supplemental employee benefits (a) | 167 | — | 509 | — |
| Adjusted EBITDA | $ 228,403 | $ 191,667 | $ 441,364 | $ 390,734 |
| Adjusted EBITDA Margin on Revenue | 11.3 % | 10.5 % | 11.1 % | 10.7 % |
| Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses | 16.1 % | 15.0 % | 15.6 % | 15.3 % |
| **Adjusted Net Income** | | | | |
| Net income | $ 136,081 | $ 114,325 | $ 265,410 | $ 231,711 |
| COVID-19 supplemental employee benefits (a) | 167 | — | 509 | — |
| Research and development tax credit (c) | (2,928) | — | (2,928) | — |
| Release of income tax reserves (d) | — | — | (29) | — |
| Loss on debt extinguishment (e) | 13,239 | — | 13,239 | — |
| Amortization of debt issuance costs | 563 | 602 | 1,017 | 1,059 |
| Adjustments for tax effect (f) | (3,640) | (156) | (3,839) | (275) |
| Adjusted Net Income | $ 143,482 | $ 114,771 | $ 273,379 | $ 232,495 |
| **Adjusted Diluted Earnings Per Share** | | | | |
| Weighted-average number of diluted shares outstanding | 138,747,640 | 141,362,136 | 139,004,382 | 141,252,917 |
| Adjusted Net Income Per Diluted Share (g) | $ 1.03 | $ 0.81 | $ 1.97 | $ 1.65 |
| **Free Cash Flow** | | | | |
| Net cash provided by operating activities | $ 425,606 | $ 215,696 | $ 566,024 | $ 266,679 |
| Less: Purchases of property, equipment and software | (18,026) | (32,642) | (38,084) | (59,978) |
| Free Cash Flow | $ 407,580 | $ 183,054 | $ 527,940 | $ 206,701 |

(a) Represents the supplemental contribution to employees' dependent care FSA accounts in response to the COVID-19 outbreak.

(b) Reflects the combination of Interest expense and Other (expense) income, net from the condensed consolidated statement of operations.

(c) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2021 related to an increase in research and development credits available for fiscal years 2016 to 2019.

(d) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle Acquisition.

(e) Reflects the loss on debt extinguishment resulting from the redemption of Booz Allen Hamilton Inc.'s 5.125% senior notes due 2025, including $9.0 million of the premium paid at redemption, and write-off of the unamortized debt issuance cost.

(f) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(g) Excludes adjustments of approximately $0.8 million and $1.5 million of net earnings for the three and six months ended September 30, 2020, respectively, and excludes adjustments of approximately $0.6 million and $1.2 million of net earnings for the three and six months ended September 30, 2019, associated with the application of the two-class method for computing diluted earnings per share.

9

Exhibit 5 Booz Allen Hamilton Holding Corporation Operating Data As of September 30, (Amounts in millions) 2020 2019 Backlog Funded $ 4,482 $ 4,383 Unfunded 6,159 5,365 Priced Options 13,933 13,163 Total Backlog $ 24,574 $ 22,911 Three Months Ended Six Months Ended September 30, September 30, 2020 2019 2020 2019 Book-to-Bill * 1.77 2.68 1.97 1.98 * Book-to-bill is calculated as the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, all divided by the relevant fiscal period revenue. As of September 30, 2020 2019 Headcount Total Headcount 27,638 26,984 Consulting Staff Headcount 24,772 24,124 Three Months Ended Six Months Ended September 30, September 30, 2020 2019 2020 2019 Percentage of Total Revenue by Contract Type Cost-Reimbursable 56% 57% 56% 56% Time-and-Materials 25% 23% 25% 23% Fixed-Price 19% 20% 19% 21% 101 0